UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road Suite 322 Great Neck, NY 11021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On July 31, 2023, pursuant to its bylaws, the board of directors (the “Board”) of Singularity Future Technology Ltd. (the “Company”) elected Mr. Zhongliang Xie as a Class II independent director to serve until the annual meeting of stockholders for the fiscal year 2023, to fill the vacancy on the Board resulting from the resignation of Mr. Tieliang Liu. The Board appointed Mr. Xie to serve as Chair of the Audit Committee, a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, Mr. Xie’s compensation shall consist of an annual base salary of $50,000 for his services as a director and committee member.

Mr. Xie has served as the General Manager of Zhongxing Cai Guanghua Certified Public Accountants, Shaanxi Branch since January 2019. He has also served as the vice president of Shanxi NEEQ Federation since January 2017, and an Internal Committee member of Shanxi Provincial Equity Exchange Center since August 2021. From April 2008 to December 2018, he worked as the General Manager of Beijing Xinghua Certified Public Accountants, Xi’an Branch. From May 2005 to April 2008, he was the Controller of Zhongyi Far East Import & Export Co., Ltd. Mr. Xie graduated from Bao Ji University majoring in Enterprise Management. He is a Certified Public Accountant, Certified Public Valuer and Registered Cost Engineer in China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2023	Singularity Future Technology Ltd.

	By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

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